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Exhibit 21.1

Spirit Finance Corporation
Subsidiaries

Spirit Management Company
Spirit Finance Acquisitions, LLC
Spirit Property Holdings, LLC
Spirit Limited Holdings, LLC
Spirit Pocono Corporation
Spirit Master Funding, LLC
Spirit Master Funding II, LLC
Spirit Master Funding III, LLC
Spirit SPE Johnston, LLC
Spirit SPE Raleigh, LLC
Spirit SPE Missoula, LLC
Spirit SPE Covina, LLC
Spirit SPE Columbia, LLC
Spirit SPE Portfolio 2005-1, LLC
Spirit SPE Portfolio 2005-2, LLC
Spirit SPE Portfolio 2005-3, LLC
Spirit SPE Portfolio 2005-4, LP
Spirit SPE Portfolio 2005-5, LLC
Spirit SPE Portfolio 2005-6, LLC
Spirit SPE General Holdings, LLC
Spirit SPE General Holdings II, LLC
Spirit SPE US Lubbock, LP
Spirit SPE US Levelland, LP
Spirit SPE US Vernon, LP
Spirit SPE US Burkburnett, LP
Spirit SPE US Wichita Falls, LP
Spirit SPE US Childress, LP
Spirit SPE US Amarillo 522, LP
Spirit SPE US Amarillo 526, LP
Spirit SPE US Amarillo 527, LP
Spirit SPE US Amarillo 533, LP
Spirit SPE US Snyder, LP
Spirit SPE US Perryton, LP
Spirit SPE US Plainview, LLC
Spirit SPE Worcester, LLC
Spirit SPE Canton, LLC

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  Exhibit 21.1
Spirit Finance Corporation Subsidiaries